EXHIBIT 10.12

COMMERCIAL LEASE

This Indenture of Lease, dated this day 12th day of June, 2002 by and between Moen Leuer Properties, Inc., a Minnesota corporation (“Landlord”), and Ciprico Inc. a Minnesota corporation (hereinafter referred to as “Tenant”).

DEFINITIONS:

“Property”—That certain real property located in the City of Plymouth, County of Hennepin and State of Minnesota and legally described on Exhibit “A” attached hereto and made a part hereof, including all buildings and site improvements located thereon.

“Building”—That certain office/warehouse building containing approximately 83,513 square feet located upon the Property and commonly described as Plymouth Ponds Building # 8, located at 17400 Medina Road, Plymouth, Minnesota 55447.

“Premises”—That certain portion of the Building described on attached Exhibit “B” and located at 17400 Medina Road, Plymouth, Minnesota, and designated as Suite 800, totaling approximately 39,147 square feet consisting of 29,490 square feet of office/engineering space, approximately 9,040 square feet of technology/engineering area and approximately 617 square feet of warehouse and shared mechanical space as measured in accordance with BOMA standards.  Landlord shall deliver to Tenant a space plan that contains Landlord’s final determination of such figures.  Tenant shall have the right to confirm such figures with Tenant’s architect or engineer.  The Premises include a non-exclusive easement for access to common areas, as hereinafter defined, and all licenses and easements appurtenant to the Premises.

“Common Areas”—The term “common area” means the entire areas to be used for the non-exclusive use by Tenant and other tenants in the Building, including, but not limited to, corridors, lavatories, driveways, truck docks, parking lots and landscaped areas.  Subject to reasonable rules and regulations promulgated by Landlord, the common areas are hereby made available to Tenant and its employees, agents, customers, and invitees for reasonable use in common with other Tenants, their employees, agents, customers and invitees.  Landlord further warrants that any action taken by Landlord regarding the Common Areas shall not:  (i) affect ingress or egress to the Premises, nor the visibility of Tenant’s signage; (ii) increase the cost to Tenant of Operating Expenses; (iv) result in a material reduction of parking spaces available to Tenant, its employees and customers; or (v) materially and adversely affect Tenant’s use and enjoyment of the Premises.

Landlord shall exercise its control of the Common Areas in such a manner so as to preclude any impairment of visibility or access to the Common Areas or Premises, or closure of parking spaces or other interference with the operation of Tenant’s business.  Landlord shall keep the Common Areas in a neat, clean and orderly condition, properly surfaced, painted, landscaped and lighted in a manner consistent with a first class office building in Minneapolis, Minnesota

“Proportionate Share”—Tenant’s “Proportionate Share” of Real Estate Taxes and Operating Expenses shall be the ratio that the rentable area of the Premises bears to the rentable area existing within the Building.

WITNESSETH:

1.             TERM:

For and in consideration of the rents, additional rents, terms, provisions and covenants herein contained, Landlord hereby lets, leases and demises to Tenant the Premises for the term of Eighty-Four (84) months commencing on the 1st day of November, 2002 (sometimes called “the Commencement Date”), subject to the terms of Article 9, and expiring the 31st day of October, 2009 (sometimes called “Expiration Date”), unless sooner terminated as hereinafter provided.

2.             BASE RENT:

Landlord reserves and Tenant shall pay Landlord, a total rental of (See Addendum) payable in advance without offset, deduction or demand, except as set forth herein, in equal monthly installments of (See Addendum) commencing on the Commencement Date and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the term (sometimes called “Base Rent”).  In the event the Commencement Date falls on a date other than the first of a month the rental for that month shall be prorated and adjusted accordingly.

3.             ADDITIONAL RENT:

Tenant shall pay to Landlord throughout the term of this Lease the following:

a.             Tenant shall pay a sum equal to Tenant’s Proportionate Share of the Real Estate Taxes, which share is currently 46.88%.  The term “Real Estate Taxes” shall mean all real estate taxes, all assessments and any taxes in lieu thereof which may become due and payable against the Property during the Term, excluding, however, federal and state or other taxes on net income, death taxes, excess profit taxes or franchise taxes or any special assessments related to initial construction of the Building, capital stock, or penalties or interest on late payment of Real Estate Taxes unless caused by Tenant.  Any tax year commencing during any lease year shall be deemed to correspond to such lease year.  In the event the taxing authorities include in such real estate taxes and assessments the value of any improvements made by Tenant, or of machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant shall pay all the taxes attributable to such items in addition to its proportionate share of said aforementioned real estate taxes and assessments.  A photostatic copy of the tax statement submitted by Landlord to Tenant shall be sufficient evidence of the amount of taxes and assessments assessed or levied against the Property of which the Premises are a part.

b.             A sum equal to Tenant’s Proportionate Share of the annual aggregate Operating Expenses, which share is currently 46.88%, incurred by Landlord in the operation, maintenance and repair of the Building and Property.  The term “Operating Expenses” shall include but not be limited to maintenance, repair, operation, replacement and care of all common areas (including common area utilities and lighting), mechanical rooms, common area plumbing and roofs, parking and landscaped areas, signs, snow removal, non-structural repair and maintenance of the exterior of the Building, Insurance premiums, management fee (not to exceed 4% of gross building revenue), wages and fringe benefits of personnel directly employed for such work, costs of equipment purchased and used for such purposes and the cost or portion thereof properly allocable to the Property (amortized in accordance with generally accepted accounting principles together with the interest at the rate of ten percent (10%) per annum on the unamortized balance) of any capital improvements made to the Building by Landlord after the Base Year, but only to the extent of the reduction achieved in Operating Expenses resulting from such capital improvement, or made to the Building by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed.

c.             In no event shall the total adjusted monthly rent be less than-the first month’s base rent plus Tenant’s proportionate share of building taxes and common area maintenance charges, except as otherwise set forth herein.

The payment of the sums set forth in this Article 3 shall be in addition to the Base Rent payable pursuant to Article 2 of this Lease.  All sums due hereunder shall be due and payable within thirty (30) days of delivery of written certification by Landlord setting forth the computation of the amount due from Tenant.  In the event the lease term shall begin or expire at any time during the calendar year, Tenant shall be responsible for his pro-rata share of Additional Rent under subdivisions a. and b. during the Lease and/or occupancy time.

Prior to commencement of this Lease, and prior to the commencement of each calendar year thereafter commencing during the term of this Lease or any renewal or extension thereof, Landlord may reasonably estimate for each calendar year (i) the total amount of Real Estate Taxes; (ii) the total amount of Operating Expenses; (iii) Tenant’s share of Real Estate Taxes for such calendar year; (iv) Tenant’s share of Operating Expenses for such calendar year; and (v) the computation of the annual and monthly rental payable during such calendar year as a result of increases or decreases in Tenant’s share of Real Estate Taxes, and Operating Expenses.  Said estimates will be in writing and will be delivered or mailed to Tenant.

The amount of Tenant’s share of Real Estate Taxes, and Operating Expenses for each calendar year, so estimated, shall be payable as Additional Rent by Tenant, without offset, deduction or demand, except as set forth herein, in equal monthly installments, in advance, on the first day of each month during such calendar year at the option of Landlord.  In the event that such estimate is delivered to Tenant before the first day of January of such calendar year, said amount, so estimated, shall be payable as additional rent in equal monthly installments, in advance, on the first day of each month during such calendar year.  In the event that such estimate is delivered to Tenant after the first day of January of such calendar year, said amount, so estimated, shall be payable as additional rent in equal monthly installments, in advance, on the first day of each month over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

No later than ninety (90) days after completion of each calendar year during the term of this Lease or any renewal or extensions thereof, Landlord shall cause its accountants to determine the actual amount of the Real Estate Taxes, and Operating Expenses payable in such calendar year and Tenant’s Proportionate Share thereof and deliver a written certification of the amounts thereof to Tenant.  If Tenant has underpaid its share of Real Estate Taxes, or Operating Expenses for such calendar year, Tenant shall pay the balance of its share of same within ten (10) days after the receipt of such statement.  If Tenant has overpaid its share of Real Estate Taxes, or Operating Expenses for such calendar year, Landlord shall either (i) refund such excess, or (ii) credit such excess against the most current monthly installment or installments due Landlord for its estimate of Tenant’s share of Real Estate Taxes, and Operating Expenses for the next following calendar year.  A pro rata adjustment shall be made for a fractional calendar year occurring during the term of the Lease or any renewal or extension thereof based upon the number of days of the term of the Lease during said calendar year as compared to three hundred sixty-five (365) days and all additional sums payable by Tenant or credits due Tenant as a result of the provision of this Article 3 shall be adjusted accordingly.

Tenant shall be entitled to review Landlord’s books and records relating to Operating Expenses at Landlord’s Plymouth, Minnesota office, on not less than three (3) business days notice to Landlord.  If Landlord and Tenant disagree on the accuracy of Operating Expenses as set forth in the statement, Tenant shall nevertheless make payment in accordance with any notice given by Landlord, but Tenant may cause the Operating Expenses to be audited by a certified accountant approved by Landlord (which approval will not be unreasonably withheld and will be deemed given if not given or withheld by Landlord within ten (10) days after Tenant’s written request for approval is received by Landlord), in which case Landlord will submit Landlord’s relevant books and records to such auditor at a location in Plymouth, Minnesota that is reasonably acceptable to Tenant.  The results of any such audit will be conclusive, and any adjustment required to any previous payment made by Tenant or Landlord by reason of any such audit shall be made within fourteen (14) days of delivery of such audit by such auditor to Landlord and Tenant, and the party required to make payment under such adjustment shall bear all costs of the audit.

4.             COVENANT TO PAY RENT:

The covenants of Tenant to pay the Base Rent and the Additional Rent are each independent of any other covenant, condition, provision or agreement contained in this Lease, except as otherwise set forth herein.  All rents are payable to Landlord at 3600 Holly Lane North, Suite 100, Plymouth, MN  55447.

5.             UTILITIES:

Landlord shall provide mains and conduits to supply water, gas, electricity and sanitary sewage to the Property.  Tenant shall pay, when due, all charges for sewer usage or rental, garbage disposal, refuse removal, water, electricity, gas, fuel oil, L.P. gas, telephone and/or other utility services or energy source furnished to the Premises during the term of this Lease, or any renewal or extension thereof.  If Landlord elects to furnish any of the foregoing utility services of other services furnished or caused to be furnished to Tenant, then the rate charged by Landlord shall not exceed the rate Tenant would be required to pay to a utility company or service company furnishing any of the foregoing utilities or services.  The charges thereof shall be deemed additional rent in accordance with Article 3. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Base Rent or Minimum Rent by reason of Landlord’s failure to furnish any of the foregoing utilities, when such failure is caused by accident, breakage, repairs (including replacements), strikes, lockouts or other labor disturbances or labor disputes of any character, of for any other causes not within the control of Landlord.

6.             CARE AND REPAIR OF PREMISES:

Tenant shall, at all times throughout the term of this Lease, including renewals and extension, and at its sole expense, keep and maintain the Premises in a clean, safe, sanitary and first class condition, subject to reasonable wear and tear, and in compliance with all applicable laws, codes, ordinances, rules and regulations but only if the requirements apply to Tenant’s specific use of the Premises and not to office or retail use generally, and otherwise Landlord shall be responsible for such compliance.  Tenant’s obligations hereunder shall include but not be limited to the maintenance, repair and replacement, if necessary, of heating, air conditioning fixtures, equipment, and systems, all lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls and doors of the trash enclosure, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks and the replacement of all broken glass, and all interior walls, to the extent any of the foregoing items are located within, and exclusively serve, the Premises.  When used in this provision, the term “repairs” shall include replacements or renewals when necessary, and all such repairs made by Tenant shall be equal in quality and class to the original work.  The Tenant shall keep and maintain all portions of the Premises in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice.

If Tenant fails, refuses or neglects to maintain or repair the Demised Premises as required in this Lease within a reasonable time after notice shall have been given Tenant, in accordance with Article 33 of this Lease, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all costs plus ten percent (10%) of overhead reasonably incurred by Landlord in making such repairs upon presentation to Tenant of bill therefor.

Landlord shall repair, at its expense, the structural portions of the Building, provided however where structural repairs are required to be made by reason of the acts of Tenant, the costs thereof shall be borne by Tenant and payable by Tenant to Landlord upon demand, subject to Section 15C.

Landlord shall be responsible for all outside maintenance of the Premises, including grounds, parking areas, trash enclosures, the electrical systems, heating and air conditioning systems (located outside the Premises), sprinkler and plumbing systems (located outside the Premises), roof, exterior walls, foundation, the parking, landscaped and common areas, and shall keep such areas free of accumulation of dirt, rubbish, snow and ice.  Landlord also shall maintain all other portions of the Premises and Building not specifically delegated to Tenant herein.  All such maintenance which is the responsibility of Landlord shall be provided as reasonably necessary to the comfortable use and occupancy of Premises during business hours, except Saturdays, Sundays and holidays, in accordance with the standards of first class office/warehouse buildings.

7.             SIGNS:

Any sign, lettering, picture, notice or advertisement installed on or in any part of the Property and visible from the exterior of the Building, or visible from the exterior of the Premises, must be approved in advance by Landlord and installed at Tenant’s expense, which approval shall not be unreasonably withheld.  In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant.

8.             ALTERATIONS, INSTALLATION, FIXTURES:

Except as hereinafter provided, Tenant shall not make any alteration, additions, or improvements in or to the Premises or add, disturb or in any way change any plumbing or wiring therein without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Tenant shall have the right to make cosmetic alterations and non-structural alterations costing less than Five Thousand and no/100 Dollars ($5,000.00) with written notice to Landlord but without obtaining Landlord’s consent.  In the event alterations are required by any governmental agency by reason of the specific use and occupancy of the Premises by Tenant, as opposed to office or retail use generally, Tenant shall make such alterations at its own cost and expense after first obtaining Landlord’s approval of plans and specifications therefor and furnishing such indemnification as Landlord may reasonably require against liens, costs, damages and expenses arising out of such alterations.  Alterations or additions by Tenant must be built in compliance with all laws, ordinances and governmental regulations affecting the Property and Tenant shall warrant to Landlord that all such alterations, additions, or improvements shall be in strict compliance with all relevant laws, ordinances, governmental regulations, and insurance requirements.  Construction of such alterations or additions shall commence only upon Tenant obtaining and exhibiting to Landlord the requisite approvals, licenses and permits and indemnification against liens.  All alterations, installations, physical additions or improvements to the Premises made by Tenant shall at the option of Landlord become the property of Landlord and shall be either removed by Tenant at Tenant’s sole cost or surrendered to Landlord upon the termination of this Lease; provided, however, that (i) Landlord must notify Tenant of any removal obligations in writing at the time Tenant commences any alterations, installations physical additions or improvements and (ii) this clause shall not apply to movable equipment or furniture owned by Tenant which shall be removed by Tenant at the end of the term if this Lease.  Notwithstanding anything to the contrary set forth in this Lease, in no event shall Tenant have any obligation to remove any cabling from the Premises, including, without limitation, voice or data cabling.

9.             POSSESSION:

Landlord shall deliver possession of the Premises to Tenant in the condition required by this Lease on or before October 1, 2002, but delivery of possession prior to or later than such date shall not affect the expiration date of this Lease.  Base Rent and Additional Rent shall commence thirty (30) days after the date Landlord has delivered possession of the Premises to Tenant in the condition required herein.  Landlord shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed or left on the Premises, except to the extent caused by the negligence of Landlord or its employees or agents.  In the event Landlord fails to deliver the Premises to Tenant in the condition required herein by October 1, 2002, excluding a delay directly attributable to Tenant, then (i) Tenant’s obligation to pay Base Rent and Additional Rent shall be abated one (1) day for each day beyond October 1, 2002 that that the Premises in the condition required herein is not delivered to Tenant, which abatement shall be in addition to the abatement of Base Rent and Additional Rent for the first month of the Term and (ii) Landlord shall indemnify and hold Tenant harmless from all costs damages, expenses and liabilities, including, without limitation, hold-over rent, rent for any temporary facility and moving costs resulting from or related to Landlord’s failure to deliver the Premises to Tenant in the condition required herein by October 1, 2002.  In addition, in the event Landlord fails to deliver the Premises to Tenant in the condition required herein by November 1, 2002, excluding a delay directly attributable to Tenant, then Tenant also shall have the right to terminate this Lease upon ten (10) days’ written notice to Landlord.

10.          SECURITY AND DAMAGE DEPOSIT:

Tenant contemporaneously with the execution of this Lease, has deposited with Landlord the sum of Thirty Thousand and No/100 Dollars ($30,000.00), receipt of which is acknowledged hereby by Landlord, which deposit is to be held by Landlord, without liability for interest, as a security and damage deposit for the faithful performance by Tenant during the term hereof or any extension hereof.  Prior to the time when Tenant shall be entitled to the return of this security deposit, Landlord may commingle such deposit with Landlord’s own funds and to use such security deposit for such purpose as Landlord may determine.  In the event of a default by Tenant hereunder, and Tenant’s failure to cure within the applicable time frame, during the term hereof or any extension hereof, then Landlord, either with or without terminating this Lease may (but shall not be required to) apply such portion of said deposit as may be necessary to compensate or repay Landlord for all losses or damages reasonably sustained or to be sustained by Landlord due to such breach on the part of Tenant, including, but not limited to overdue and unpaid rent, any other sum payable by Tenant to Landlord pursuant to the provisions of this Lease, damages or deficiencies in the reletting of Premises, and reasonable attorney’s fees incurred by Landlord.  Should the entire deposit or any portion thereof, be appropriated and applied by Landlord, in accordance with the provisions of this paragraph, Tenant upon written demand by Landlord, shall remit forthwith to Landlord a sufficient amount of cash to restore said security deposit to the original sum deposited, and Tenant’s failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease.  Said security deposit shall be returned to Tenant, less any depletion thereof as the result of the provisions of this paragraph, at the end of the term of this Lease or any renewal thereof, or upon the earlier termination of this Lease.  Tenant shall have no right to anticipate return of said deposit by withholding any amount required to be paid pursuant to the provision of this Lease or otherwise.

In the event Landlord shall sell the Property, or shall otherwise convey or dispose of its interest in this Lease, Landlord may assign the security deposit or any balance thereof to Landlord’s assignee, whereupon Landlord shall be released from all liability for the  return or repayment of such security deposit and Tenant shall look solely to the said assignee for the return and repayment of said security deposit.  Said security deposit shall not be assigned or encumbered by Tenant without such consent of Landlord, and any assignment or encumbrance without such consent shall not bind Landlord.  In the event of any rightful and permitted assignment of this Lease by Tenant, said security deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability with respect to the return of said security deposit to Tenant.

11.          USE:

The Premises shall be used and occupied by Tenant solely for the purposes of office, technology and warehouse and such use by Tenant shall at all times be in full compliance with all applicable laws, ordinances and governmental regulations affecting the Building and Property but only if the requirements apply to Tenant’s specific use of the Premises and not to office or retail use generally, and otherwise Landlord shall be responsible for such compliance.  The Premises shall not be used in such manner that, in accordance with any requirement of law or of any public authority, Landlord shall be obligated on account of the purpose or manner of said use to make any addition or alteration to or in the Building.  The Premises shall not be used in any manner which will increase the rates required to be paid for pubic liability or for fire and extended coverage insurance covering the Property.  Tenant shall occupy the Premises conduct its business and control its agents, employees, invitees and visitors in such a way as is lawful, and reputable and will not permit or create any nuisance, noise, odor, or otherwise interfere with, annoy or disturb any other Tenant in the Building in its normal business operations or Landlord in its management of the Building.  Tenant’s use of the Premises shall conform to all Landlord’s reasonable rules and regulations relating to the use of the Property.  Outside storage on the Property of any type of equipment, property or materials owned or used on the Premise by Tenant or its customers and suppliers shall not be permitted.

12.          ACCESS TO PREMISES:

The Tenant agrees to permit Landlord and the authorized representatives of Landlord to enter the Premises at all times during usual business hours upon reasonable prior notice for the purpose of inspecting the same and making any necessary repairs to the Premises and performing any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or of the Board of Fire Underwriters or any similar body or that Landlord may deem necessary to prevent waste or deterioration in connection with the Premises.  Nothing herein shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant’s default in failing to perform the same.  The Landlord may, during the progress of any work in the Premises, keep and store upon the Premises all necessary materials, tools and equipment.  The Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage of Tenant by reason of making repairs or the performance or any work in the Premises, or on account of bringing materials, supplies and equipment into or through the Premises during the course thereof and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever.

Landlord reserves the right to enter upon the Premises at any time in the event of an emergency and at reasonable hours to exhibit the Premises to prospective purchasers or others; and to exhibit the Premises to prospective Tenants and to display “For Lease” or similar signs on windows or doors in the Premises during the last one hundred eighty (180) days of the term of this Lease, all without hindrance or molestation by Tenant.

Notwithstanding anything to the contrary set forth in this Article 12, Landlord agrees to exercise the rights set forth herein in a manner that does not interrupt or impair Tenant’s use of the Premises.

13.          EMINENT DOMAIN:

In the event of any eminent domain or condemnation proceeding or private sale in lieu thereof in respect to the Property during the term thereof, the following provisions shall apply:

a.             If the whole of the Property shall be acquired or condemned by eminent domain or any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date possession shall be taken in such proceeding and all rentals shall be paid up to that date.

b.             If any part constituting less than the whole of the Property shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall materially affect the Premises so as to render the Premises unsuitable for the business of Tenant, then the term of this Lease shall cease and terminate as of the date possession shall be taken by the condemning authority and rent shall be paid to the date of such termination.

In the event of a partial taking or condemnation of the Property which shall not materially affect the Premises so as to render the Demised Premises unsuitable for the business of Tenant, this Lease shall continue in full force and effect but with a proportionate abatement of the Base Rent and Additional Rent based on the portion, if any, of the Demised Premises taken. If not so terminated, then Landlord shall restore the Building and the Premises to substantially the same condition as they were prior to such condemnation.  Landlord shall commence restoration and shall restore the Building and the Premises with reasonable promptness, subject to delays beyond Landlord’s control and delays in the making of condemnation or sale proceeds adjustment by Landlord; and Tenant shall have no right to terminate this Lease except as herein provided.  Upon completion of such restoration, the rent shall be adjusted based upon the portion, if any, of the Premises restored.

c.             In the event of any condemnation or taking as aforesaid, whether whole or partial, Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, Tenant hereby expressly waiving any right to claim to any part thereof.

d.             Although all damages in the event of any condemnation shall belong to Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment.  However, Tenant shall have no claim against Landlord or make any claim with the condemning authority of the loss of its leasehold estate, any unexpired term of loss of any possible renewal or extension of said lease or loss of any possible value of said lease, any unexpired term, renewal or extension of said Lease.

14.          DAMAGE OR DESTRUCTION:

In the event of any damage or destruction to the Property by fire or other cause during the term hereof, the following provisions shall apply:

a.             If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Landlord may, no later than the sixtieth (60th) day following the damage, give Tenant written notice of Landlord’s election to terminate this Lease.

b.             If the cost of restoration as estimated by Landlord will equal or exceed fifty percent (50%) of said replacement value of the Building and if the Premises are not suitable as a result of said damage for the purposes for which they are demised hereunder, in the reasonable opinion of Tenant, then Tenant may, no later than the sixtieth (60th) day following the damage, give Landlord a written notice of election to terminate this Lease.

c.             If the cost of restoration as estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building, or if, despite the cost, Landlord does not elect to terminate this Lease, and Tenant does not exercise its termination option, Landlord shall restore the Building and the Premises with reasonable promptness, subject to delays beyond Landlord’s control and delays in the making of insurance adjustments by Landlord; and Tenant shall have no right to terminate this Lease except as herein provided.  Landlord shall not be responsible for restoring or repairing leasehold improvements of Tenant.

d.             In the event of either of the elections to terminate, this Lease shall be deemed to terminate on the date of the casualty and all rentals shall be paid up to that date.  Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

e.             In any case where damage to the Building shall materially affect the Premises so as to render them unsuitable in whole or in part for the purposes for which they are demised hereunder, then a portion of the rent based upon the amount of the extent to which the Premises are rendered unsuitable shall be abated until repaired or restored.

Notwithstanding anything contained in this Article 14 to the contrary, Landlord shall only be obligated to restore the Premises to the extent of the insurance proceeds actually received, but if the insurance proceeds actually received do not permit Landlord to restore the Premises, Landlord shall so notify Tenant and either Landlord or Tenant may terminate this Lease by written notice given within sixty (60) days after Landlord’s notice.  If Landlord restores the Premises or the Project in accordance with the provisions of this Section, then Tenant shall not have any right to terminate this Lease because of such damage pursuant to:  (i) any common law rights, (ii) Minnesota Statutes § 504.05 as now in effect or as it may be hereafter amended or supplemented, or (iii) any comparable right established by a similar statute.

15.          CASUALTY INSURANCE:

a.             Landlord shall at all times during the term of this Lease, at its expense, maintain a policy or policies of insurance with premiums paid in advance issued by an insurance company licensed to do business in the State of Minnesota insuring the Building against loss or damage by fire, explosion or other insurable hazards and contingencies for the full insurable value, provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may bring upon the Premises or any additional improvements which Tenant may construct or install on the Demised Premise.  Tenant shall at all times during the term of this Lease, at its expense maintain a policy or policies of insurance with premiums paid in advance issued by an insurance company licensed to do business in the State of Minnesota insuring Tenant’s improvements to the Premises and Tenant’s personal property.

b.             Tenant shall not carry any stock of goods or do anything in or about the Premises which will in any way impair or invalidate the obligation of the insurer under any policy of insurance required by this Lease.

c.             Landlord hereby waives and releases all claims, liabilities and causes of action against Tenant and its agents, servants and employees for loss or damage to, or destruction of, the Property or any portion thereof, including the buildings and other improvements situated thereon, resulting from fire, explosion and other perils included in standard extended coverage insurance, whether caused by the negligence of any of said persons or otherwise.  Likewise, Tenant hereby waives and releases all claims, liabilities and causes of action against Landlord and its agents, servants and employees for loss or damage to, or destruction of, any of the improvements, fixtures, equipment, supplies, merchandise and other property, whether that of Tenant or of others, upon or about the Property resulting from fire, explosion or the other perils included in standard extended coverage insurance, whether caused by the negligence of any of said persons or otherwise.  The waiver shall remain in force whether or not Tenant’s or Landlord’s insurer shall consent thereto.

d.             In the event that the use of the Premises by Tenant increases the premium rate for insurance carried by Landlord on the improvements of which the Premises are a part, Tenant shall pay Landlord, upon demand, the amount of such premium increase.  If Tenant installs any electrical equipment that overloads the power lines to the building or its wiring, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriter, insurance rating bureau and governmental authorities having jurisdiction.

16.          PUBLIC LIABILITY INSURANCE:

Tenant shall during the term hereof keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the Premises and the business of Tenant, on terms with companies approved in writing by Landlord, in Landlord and Landlord’s designees are named as additional insureds under prudent limits of liability not less than: $1,000,000 for injury/death to any one person; $2,000,000 for injury/death to more than one person, and $1,000,000 with respect to damage to property.  Such policy(ies) shall: (i)  provide that such policies are primary and Landlord’s policy(ies) are noncontributing; (ii) include a cross-liability endorsement, and (iii) require at lease thirty (30) days prior written notice must be given to Landlord prior to cancellation, expiration or material adverse changes to such policy(ies).  Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed that such coverage is in full force and effect.  Landlord shall maintain a policy or policies of commercial general liability insurance with the premiums thereon fully paid on or before the due dates, issued by and binding upon a solvent insurance company authorized to do business in Minnesota, such insurance to afford minimum protection of not less than $2,000,000 combined single limit.

17.          DEFAULT OF TENANT:

a.             In the event of any failure of Tenant to pay any rental due hereunder within five (5) days after receipt of written notice that the same is due (provided, however, that Landlord shall have the obligation to provide written notice of a rental default only one (1) time during any twelve (12) month period), or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than twenty (20) days after written notice of such failure shall have been given to Tenant, or such additional time as may be necessary if such failure cannot be cured within such twenty (20) day period, or if Tenant or an agent of Tenant shall falsify any report required to be furnished to Landlord pursuant to the terms of this Lease, or if Tenant shall become bankrupt, or file any debtor proceedings or any person shall take or have against Tenant in any court pursuant to any statue either of the United States or of any state a petition of bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, and such proceeding is not removed within sixty (60) days after filing, or if Tenant or any such guarantor makes an assignment for the benefit or creditors, or petitions for or enters into such  an arrangement, or if Tenant shall suffer this Lease to be taken under any writ of execution, then in any such event Tenant shall be in default hereunder, and Landlord, in addition to other rights of remedies it may have, shall have the immediate right or re-entry and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

b.             Should Landlord elect to re-enter the Premises, as herein provided, or should it take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof upon such term or terms (which may be for a term extending beyond the term of this Lease)

and at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable.  Upon each such subletting all rentals received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney’s fees and costs of such reasonable alterations (consistent with office use) and repairs; third, to the payment of the rent due and unpaid payment of future rent as the same may become due and payable hereunder.  If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant, upon demand, shall pay any such deficiency to Landlord.  No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.  Notwithstanding any such reletting without termination, Landlord may at any time after such re-entry and reletting elect to terminate this Lease for any such breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorney’s fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term, minus the amount of rental loss which Tenant proves could have been reasonably avoided,  all of which amounts shall be immediately due and payable from Tenant to Landlord.  Landlord shall also be entitled to any other amounts necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to comply with the requirements of this Lease, excluding, however, consequential damages.

c.             Landlord may, at its option, instead of exercising any other rights or remedies available to it in this Lease or otherwise by law, statue or equity, if Tenant has failed to cure the default within thirty (30) days after receipt of written notice from Landlord, spend such money as is reasonably necessary to cure any default of Tenant herein and the amount so spent, and costs incurred, including attorney’s fees in curing such default, shall be paid by Tenant, and additional rent, upon demand.

d.             In the event suit shall be brought for recovery of possession of the Premises, for the recovery of rent of any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses reasonably incurred therefor, including a reasonable attorney’s fee, together with interest on all such expenses at the rate of ten percent (10%) per annum from the date of such breach of the covenants of this Lease.

e.             Tenant  waives any demand for possession of the Premises, and any demand for payment of rent and any notice of intent to re-enter the Premises, or of intent to terminate this Lease, other than the notices above provided in this Article, and waives any and every other notice or demand prescribed by any applicable statues or laws.

f.              No remedy herein or elsewhere in this Lease or otherwise by law, statue or equity, conferred upon or reserved to Landlord or Tenant shall be exclusive of any other remedy, but shall be cumulative, and may be exercised from time to time and as often as the occasion may arise.

18.          INDEMNITY & HOLD HARMLESS:

Except to the extent that liability for damage or loss is caused by the negligence of Landlord, its agents or employees,  Tenant shall indemnify, protect, defend (at Landlord’s request and with counsel reasonably approved by Landlord) and hold Landlord and Landlord’s affiliates and each of their respective partners, directors, officers, shareholders and employees harmless from and against every demand, claim, cause of action, judgment and expense, including, but not limited to, reasonable attorneys’ fees and disbursements of counsel, whether suit is initiated or not, and all loss and damage arising from: (a) any injury, loss or damage to the person or property of Tenant, any other tenant in the Property or to any other person rightfully in the Property, (i) occurring in or about the Premises, or (ii) caused by the negligence or misconduct of Tenant, or Tenant’s affiliates or any of their respective employees, representatives, agents or contractors, or (iii) resulting from the violation of any legal requirements or the provisions of this Lease by Tenant, or Tenant’s affiliates or any of their respective employees, representatives, agents or contractors; (b) any loss or damage to books, records, computer or other electronic equipment, data or media, files, artwork, money, securities, negotiable instruments or papers in the Premises; or (c) any loss or damage resulting from interference with or obstruction of deliveries to or from the Premises caused by Tenant or Tenant’s affiliates or any of their  respective employees, representatives, agents or contractors.  All property kept, maintained or stored on the Premises shall be so kept, maintained or stored at the sole risk of Tenant, except for the negligence of Landlord.

If any mechanic’s lien is filed against any part of the Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, such mechanic’s lien shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s sole cost and expense, by the payment thereof or by making any deposit required by law or by posting a bond with such surety, in such amount and in such form as Landlord deems proper.  Tenant shall immediately notify Landlord of any mechanic’s lien or other lien filed against the Property or any part thereof by a contractor or subcontractor of Tenant or otherwise by reason of work claimed to have been done for or materials claimed to have been furnished to Tenant.  If Tenant fails to remove such lien or post such bond within the thirty (30) day period following the filing thereof, Landlord may, at its sole discretion and without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien.  Tenant shall, in such event, pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such lien, together with interest at the rate of 12% from the date of such payment by Landlord.  Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by applicable law, or that Landlord shall deem proper for the protection of Landlord, the Premises, the Property and any other party having an interest therein, from liens.  All material suppliers, contractors, artisans, mechanics, laborers and other parties contracting with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises are hereby charged with notice that they must look solely to Tenant for payment of the same and Tenant’s purchase orders, contracts and subcontracts in connection therewith must clearly state this requirement.

19.          NON-LIABILITY:

Subject the terms and conditions of Article 14 hereof, Landlord shall not be liable for damage to any property of Tenant or of others located on the Property, not for the loss of or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Property or from the pipes, appliances, or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature.  Landlord shall not be liable for any such damage caused by other Tenants or persons in the Property, occupants of adjacent property, of the buildings, or the public or caused by operations in construction of any private, public or quasi-public work.  Landlord shall not be liable for any latent defect in the Premises.  All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carrier.

Notwithstanding the foregoing, unless caused by Tenant’s negligence or misconduct, Landlord shall indemnify and hold Tenant harmless from and against every demand, claim, cause of action, judgment and expense and all loss or damage which may be asserted against Tenant arising from any injury or damage to person or property of any other Building tenant, or any other person in the Building, or results from the violation of any governmental laws or ordinances by Landlord, its employees, agents or contractors.

20.          SUBORDINATION:

This Lease shall be subordinated to any mortgages, deeds of trust, security agreements, ground leases, master leases or other encumbrances (collectively, “Encumbrances”) that may now exist or that may hereafter be placed upon the Property, or any part thereof, and to any and all advances made thereunder, and to the interest upon the indebtedness evidenced by such Encumbrances, and to all renewals, replacements and extensions of any of the Encumbrances.  In the event of execution by Landlord after the date of this Lease of any such Encumbrance, renewal, replacement or extension, Tenant agrees,  within ten (10) days of its receipt, to execute and return any commercially reasonable subordination agreement required by the holder of such Encumbrance, which agreement shall provide that:

a.             Such holder shall not disturb the possession and other rights of Tenant under this Lease so long as Tenant is not in default hereunder;

b.             In the event of acquisition of title to the Premises by such holder, such holder shall accept Tenant as Tenant of the Premises under the terms and conditions of this Lease and shall perform all the obligations of Landlord hereunder; and

c.             In the event of such Tenant shall recognize such holder as Landlord hereunder.

Tenant shall, upon receipt of a request from Landlord therefore, within ten (10) days after receipt of such request, execute and deliver to Landlord or to any proposed holder of an Encumbrance, an estoppel certificate in recordable form, certifying that this Lease is in full force and effect, and that there are no offsets against rent nor defenses to Tenant’s performance under this Lease, or setting further any such offsets or defenses claimed by Tenant, as the case may be.  In the event that Tenant fails to execute and return the estoppel certificate within such ten (10) day period, the holder of such Encumbrance shall be entitled to rely, as against the Tenant, that: (i) this Lease is in full force and effect, without amendment except as specified by the Landlord, (ii) Tenant has no offsets against rent nor any defenses to Tenant’s performance under this Lease, (iii) Tenant has no right to any offset or defenses to the payment of rent, and (iv) Tenant has not paid any rental under this Lease more than one month in advance.

Tenant agrees to give prompt written notice to the holder of each Encumbrance who has given Tenant written notice of its address of any default by Landlord under this Lease which would entitle Tenant to terminate or cancel this Lease or abate the rental payable hereunder.

If a mortgage encumbers the Property, then prior to the Commencement Date, Landlord shall deliver to Tenant a non-disturbance agreement from all existing mortgagees of the Property pursuant to a form reasonably acceptable to Tenant.

21.          ASSIGNMENT OR SUBLETTING:

Tenant agrees to use and occupy the Premises throughout the entire term hereof for the purpose or purposes herein specified and for no other purposes, in the manner and to substantially the extent now intended, and not to assign, sublet, license, concession or otherwise transfer this Lease or Tenant’s rights in the Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without obtaining the prior written consent of Landlord in each instance.  Tenant shall seek such consent of Landlord by a written request therefor, setting forth such information as Landlord may reasonably deem necessary. Landlord agrees not to withhold consent unreasonably.  Consent by Landlord to any assignment of this Lease or to any subletting of the Premises shall not be a waiver of Landlord’s rights under this Article as to any subsequent assignment or subletting.  Tenant will be responsible for Landlord’s reasonable attorney fees for review and approval of the sublease document.  Landlord’s rights to assign this Lease are and shall remain unqualified.  No such assignment or subleasing shall relieve Tenant from any of Tenant’s obligations in this Lease contained, nor shall any assignment or sublease or other transfer of this Lease be effective unless the assignees, subtenant or transferee shall at the time of such assignment, sublease or transfer, assume in writing for the benefit of Landlord, its successors or assigns, all of the terms, covenants and conditions of this Lease thereafter to be performed by Tenant and shall agree in writing to be bound thereby.  Should Tenant sublease in accordance with the terms of this Lease, fifty percent (50%) of any profit received by Tenant shall be forwarded to and retained by Landlord, which increase shall be in addition to the Base Rent and Additional Rent due Landlord under this Lease.  Notwithstanding the foregoing, Tenant shall have the right to assign or sublet the Premises without Landlord’s consent to any of the following (a “Permitted Transferee”): (i) any successor corporation or other entity resulting from the merger or consolidation of Tenant; or (ii) any entity that which controls, is controlled by, or is under common control with Tenant.

22.          ATTORNMENT:

In the event of any sale, transfer or assignment of Landlord’s interest in the Property, or the Building in which the Premises are located, or this Lease, or if the Property come into custody or possession of a mortgagee or any other party whether because of a mortgage foreclosure, or otherwise, Tenant shall attorn to such assignee or other party and recognize such party as Landlord hereunder; provided, however Tenant’s peaceable possession pursuant to the terms of this Lease will not be disturbed so long as Tenant faithfully performs its obligations under this Lease.  Tenant shall execute, on demand, any commercially reasonable  attornment agreement required by any such party to be executed, containing such provisions and such other provisions as such party may require.

23.          NOVATION IN THE EVENT OF SALE:

In the event of the sale of the Premises, Landlord shall be and hereby is relieved of all of the covenants and obligations created hereby accruing from and after the date of sale, and such sale shall result automatically in the purchaser assuming and agreeing to carry out all the covenants and obligations of Landlord herein.  Notwithstanding the foregoing provisions of this Article, Landlord, in the event of a sale of the Premises, shall cause to be included in this agreement of sale and purchase a covenant whereby the purchaser of the Premises assumes and agree to carry out all of the covenants and obligations of Landlord herein.

The Tenant agrees at any time and from time to time upon not less than ten (10) days prior written request by Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect as modified and stating the modifications, and the dates to which the basic rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the Premises.  In the event that Tenant fails to execute and return the estoppel certificate within such ten (10) day period, the holder of such Encumbrance shall be entitled to rely, as against the Tenant, that: (i) this Lease is in full force and effect, without amendment except as specified by the Landlord, (ii) Tenant has no offsets against rent nor any defenses to Tenant’s performance under this Lease, (iii) Tenant has no right to any offset or defenses to the payment of rent, and (iv) Tenant has not paid any rental under this Lease more than one month in advance.

24.          SUCCESSORS AND ASSIGNS:

The terms, covenants and conditions hereof shall be binding upon and inure to the successors and assigns of the parties hereto.

25.          REMOVAL OF FIXTURES:

Notwithstanding anything contained in Article 8, Article 29 or elsewhere in this Lease, if Landlord requests in writing at the time Tenant commences installation of any fixture, equipment or alterations, excluding the initial improvements, the Tenant will remove at the sole cost and expense of Tenant such fixtures, equipment and alterations made by Tenant simultaneous with vacating the Premises and Tenant will promptly restore said Premises to the condition that existed immediately prior to said fixtures, equipment and alternations having been made all at the sole cost and expense of Tenant, subject to reasonable wear and tear.  Notwithstanding anything to the contrary set forth in this Lease, in no event shall Tenant have any obligation to remove any cabling from the Premises, including, without limitation, voice or data cabling.

26.          QUIET ENJOYMENT:

Landlord warrants that it has full right to execute and to perform this Lease and to grant the estate demised, and that Tenant, upon payment of the rents and other amounts due and the performance of all the terms, conditions, covenants and agreements on Tenant’s part to be observed and performed under this Lease, may peaceably and quietly enjoy the Premises for the business uses permitted hereunder, subject, nevertheless, to the terms and conditions of this Lease.

27.          RECORDING:

Tenant shall not record this Lease without the written consent of Landlord.  However, upon the request of either party hereto, the other party shall join in the execution of the Memorandum lease for the purposes of recordation.  Said Memorandum lease shall describe the parties, the Premises and the term of the Lease and shall incorporate this Lease by reference.  This Article 27 shall not be construed to limit Landlord’s right to file this Lease under Article 22 of this Lease.

28.          OVERDUE PAYMENTS:

All monies due under this Lease from Tenant to Landlord shall be due on demand, unless otherwise specified and if not paid within five (5) days of when due, shall result in the imposition of a service charge for such late payment in the amount of five percent (5%) of the amount due.  All unpaid or delinquent rents and Tenant obligations of any kind shall accrue interest at the rate of one and one-half (1-1/2%) percentage per month from and after the due date.

29.          SURRENDER:

On the Expiration Date or upon the termination hereof upon a day other than the Expiration Date, Tenant shall peaceably surrender the Premises broom-clean in good order, condition and repair, reasonable wear and tear, casualty damage and condemnation damage only excepted.  On or before the Expiration Date or upon termination of this Lease on a day other than the Expiration Date, Tenant shall, at its expense, remove all trade fixtures, personal property and equipment and signs from the Premises and any property not removed shall be deemed to have been abandoned.  Any damage caused in the removal of such items shall be repaired by Tenant and at its expense.  If the Premises are not surrendered on the Expiration Date or the date of termination, Tenant shall indemnify Landlord against loss or liability, claims, without limitation, made by any succeeding Tenant founded on such delay.  Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for payment of rent and shall inform Landlord of combinations of any locks and safes on the Premises.

30.          HOLDING OVER:

In the event of a holding over by Tenant after expiration or termination of this Lease without the consent in writing of Landlord, Tenant shall be deemed a Tenant at sufferance and shall pay rent for such occupancy at the rate of one hundred fifty percent (150%) the lease-current aggregate Base Rent, prorated for the entire holdover period, plus all reasonable attorney’s fees and expenses incurred by Landlord in enforcing its rights hereunder, plus any other damages occasioned by such holding over.  Except as otherwise agreed, any holding over with the written consent of Landlord shall constitute Tenant a month-to-month Tenant.

31.          ABANDONMENT:

In the event Tenant shall remove its fixtures, equipment or machinery or shall vacate the Premises or any part thereof prior to the Expiration Date of this Lease, or shall discontinue or suspend the operation of its business conducted on the Premises, Tenant shall not be deemed to have abandoned the Premises and Tenant shall not be in default under the terms of this Lease unless Tenant fails to pay the Landlord the Base Rent and Additional Rent within the time frames described herein.

32.          CONSENTS BY LANDLORD:

Whenever provision is made under this Lease for Tenant securing the consent or approval by Landlord, such consent or approval shall only be in writing and shall not be unreasonably withheld.

33.          NOTICES:

Any notice required or permitted under this Lease shall be deemed sufficiently given or secured if sent by registered or certified return receipt mail to Tenant at address as provided in Definitions on Page 1 of Lease and to Landlord at the address as provided in Article 4 of this Lease, and either party may by like written notice at any time designate a different address to which notices shall subsequently be sent or rent to be paid.

34.          RULES AND REGULATIONS:

Tenant shall observe and comply with the reasonable rules and regulations as Landlord may prescribe, on written notice to Tenant for the safety, care and cleanliness of the Building.

35.          INTENT OF PARTIES:

Except as otherwise provided herein, Tenant covenants and agrees that if it shall any time fail to pay any such cost or expenses, or fail to take out, pay for, maintain or deliver any of the insurance policies above required, or fail to make any other payment or perform any other act on its part to be made or performed as in this Lease provided within a reasonable time after receipt of written notice from Tenant, then Landlord may, but shall not be obligated so to do, and without notice to or demand upon Tenant and without waiving or releasing Tenant from any obligations of Tenant in this Lease contained, pay any such cost or expense, effect any such insurance coverage and pay premiums therefor, and may make any other payment or perform any other act on the part of Tenant to be made and performed as in this Lease provided, in such manner and to such extent as Landlord may deem desirable, and in exercising any such right, to also pay all necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees.  All sums so paid by Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by Landlord, together with interest thereon at the rate of twelve percent (12%) per annum from the date of making of such expenditure, by Landlord, shall be deemed additional rent hereunder, and shall be payable to Landlord on demand.  Tenant covenants to pay any such sum or sums with interest as aforesaid and Landlord shall have the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent payable under this Lease.

36.          GENERAL:

a.             The Lease does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between the parties hereto being that of Landlord and Tenant.

b.             No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.  One or more waivers by Landlord shall not then be construed as a waiver of a subsequent breach of the same covenant, term or condition.  The consent to or approval by Landlord of any act by Tenant requiring Landlord’s consent or approval shall not waive or render necessary Landlord’s consent to or approval of any subsequent similar act by Tenant.  No action specifically required or permitted to be taken by or on behalf of Landlord under the terms or provisions of this Lease shall be deemed to constitute an eviction or disturbance of Tenant’s possession of the

Premises, except as otherwise set forth herein.  All preliminary negotiations are merged into and incorporated in this Lease.  The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease.

c.             This Lease and the exhibits, if any, attached hereto and forming a part hereof, constitute the entire agreement between Landlord and Tenant affecting the Premises and there are no other agreements, either oral or written, between them other than are herein set forth.  No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed in the same form and manner in which this Lease is executed.

d.             If any agreement, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such agreement, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each agreement, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

e.             The obligations of Landlord under this Lease do not constitute the personal obligations of the individual partners, members, trustees, shareholders, directors or officers of Landlord or its constituent members or partners.  If Landlord shall fail to perform any covenant, term or condition of this Lease required of Landlord, Tenant shall be required to deliver to Landlord written notice of the same.  If Landlord fails to cure such breach within thirty (30) days after receipt of written notice from Tenant or immediately in the event of an emergency, then Tenant shall have the right to cure such breach and deduct the costs from the Base Rent payable under the terms of this Lease.  If, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Property and out of rent or other income form the Property receivable by Landlord, or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Property, and no action for any deficiency may be sought or obtained by Tenant.

37.          HAZARDOUS MATERIAL:

a.             The Premises hereby leased shall be used by and/or at the sufferance of Tenant only for the purpose set forth in Article 11 above and for no other purposes.  Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or will tend to unreasonably disturb other Tenants in the Building or the Property.  Tenant, its employees and all persons visiting or doing business with Tenant in the Premises shall be bound by and shall observe the reasonable rules and regulations made by Landlord relating to the Premises, the Building or the Property of which notice in writing shall be given to Tenant, and all such rules and regulations shall be deemed to be incorporated into and form a part of this Lease.

b.             Tenant covenants throughout the Lease Term, at Tenant’s sole cost and expense, promptly to comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter created with jurisdiction over the Premises, and whether or not the same require structural repairs or alterations, which may be applicable to the Premises, or the use or manner of use of the Premises but only if the requirements apply to Tenant’s specific use of the Premises and not to office or retail use generally, and otherwise Landlord shall be responsible for such compliance.  Tenant will likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the buildings and improvements on the Premises and the equipment thereof but only if the requirements apply to Tenant’s specific use of the Premises and not to office or retail use generally, and otherwise Landlord shall be responsible for such compliance.

c.             In the event any Hazardous Material (hereinafter defined) is brought or caused to be brought into or onto the Premises, the Building or the Property by Tenant, Tenant shall handle any such material in compliance with all applicable federal, state and/or local regulations.  For purposes of this Article, “Hazardous Material” means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, and so-called “Superfund” or “Superlien” law, or any federal, state or local statue, law, ordinance, code, rule, regulation, order decree regulation, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.  Tenant shall submit to Landlord on an annual basis copies of its approved hazardous materials communication plan, OSHA monitoring plan, and permits required by the Resource Recovery and Conservation Act of 1976, if Tenant is required to prepare, file or obtain any such plans or permits.  Tenant will indemnify and hold harmless Landlord from any losses, liabilities, damages, costs or expenses (including reasonable attorneys’ fees) which Landlord may suffer or incur as a result of Tenant’s introduction into or onto the Premises, Building or Property of any Hazardous Material.  This Article shall survive the expiration or sooner termination of this Lease.

Notwithstanding the foregoing, Landlord shall indemnify, defend and hold harmless Tenant, its officers, directors, agents, employees, and invitees from and against any and all claims, damages, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorney’s fees, consultant and expert fees) arising any time from or in connection with the use, storage, generation or disposal of Hazardous Materials in, on, or about the Building, Premises or Property, except to the extent caused by Tenant, Tenant’s agents, employees, contractors, or invitees.

38.          CAPTIONS:

The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent or any provision thereof.

39.          ATTACHMENTS:

See also rider attached hereto and made a part hereof containing Article 1 through Article 49 inclusive as well as Exhibits A through Exhibit E inclusive, which Exhibits are attached hereto and made a part hereof.

Exhibit	Description
Exhibit A	Legal Description
Exhibit B	Demised Premises
Exhibit C	Exclusions to Operating Expenses
Exhibit D	Building Rules and Regulations
Exhibit E	Improvements

40.          SUBMISSION:

Submission of this instrument to Tenant or proposed Tenant or his agents or attorneys for examination, review, consideration or signature does not constitute or imply an offer to lease, reservation of space, or option to lease, and this instrument shall have no binding legal effect until execution hereof by both Landlord/Owner and Tenant or its agents.

41.          REPRESENTATION:

It is agreed and understood that Jonathan R. Yanta and Jason J. Meyer, agents or brokers with United Properties Brokerage LLC, are representing Moen Leuer Properties, Inc., Landlord, and Michael Smith, agent(s) or broker(s) with Grubb & Ellis, is representing Ciprico, Inc., the Tenant in this transaction.

IN WITNESS WHEREOF, Landlord and Tenant have caused these presents to be executed in form and manner sufficient to bind them at law, as of the day and year first above written.

Landlord:	Moen Leuer Properties, Inc., A Minnesota corporation

	By:	/s/ Bradley Moen
Name: Bradley Moen
Its: Governor

Tenant:	Ciprico Inc. A Minnesota corporation

	By:	/s/ Thomas S. Wargolet
Name: Thomas S. Wargolet
Its: VP-Finance/CFO

STATE OF

ss.

COUNTY OF

On this             day of               , 20      , personally came before me, a Notary Public within and for said County,                                     and                                    , to me well known to be the same persons described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed.

Notary Public

My commission expires: January 31, 2005

LEASE ADDENDUM

This Indenture of Lease, dated this 12th day of June, 2002 by and between Moen Leuer Properties, Inc., a Minnesota corporation (“Landlord”), and Ciprico Inc. a Minnesota corporation (“Tenant”), is attached to and made a part of that certain Commercial Lease of even date hereof (the “Lease Form”).  The Lease Form as modified by this Addendum is hereinafter referred to as the Lease.  Except to the extent otherwise defined below, all capitalized terms used in this Addendum shall be as defined in the Lease Form.

Landlord and Tenant mutually agree as follows:

Any provision of the Lease Form to the contrary notwithstanding, the following provisions shall apply:

42.          Base Rental:

Years	Price Per Square Foot	Monthly	Annually
1-3:	$8.56	$27,924.86	$335,098.00
4:	$8.84	$28,838.29	$346,059.48
5:	$9.08	$29,621.23	$355,454.76
6-7:	$9.22	$30,077.95	$360,935.34

43.          Amounts Due Upon Lease Execution: The Security and Damage Deposit described in Article 10 of the Lease herein ($30,000.00) shall be due upon execution of the Lease.  Tenant shall submit to Landlord a check in amount representing the first month’s Base Rent ($27,924.86) and Additional Rent on or before the first day of the first month of the Term.

44.          Free Rent:  Landlord will provide Tenant one (1) month of free Base Rent and Additional Rent after completion of the Leasehold Improvements but prior to the Commencement Date to set-up equipment.

45.                               Leasehold Improvements: Landlord shall construct the leasehold improvements pursuant to the plans and specifications for the leasehold improvements attached hereto as Exhibit E (the “Leasehold Improvements”).  Landlord agrees to be responsible for the cost of the Leasehold Improvements per the agreed to space plan. To the extent that the Tenant adds any additional Tenant Improvement costs to the agreed to space plan, Tenant shall be responsible for the excess costs; provided, however that Landlord must obtain Tenant’s prior written consent before expending any sums in excess of the agreed to space plan.  The portion of the Leasehold Improvement Cost, which is Tenant’s responsibility shall be paid by Tenant within thirty (30) days of the completion of the Leasehold Improvements as evidenced by a certificate of occupancy or a certificate of Tenant’s architect or engineer.

On or prior to October 1, 2002, Landlord and Tenant shall jointly inspect the Premises to determine if the Premises are in the condition required under Exhibit E.  If the Premises are in the condition required by Exhibit E, the Term shall be deemed to commence in accordance with the provisions of the Lease.

If the Premises are not in the condition required by the Lease, Tenant may conditionally accept the Premises using the following procedure: Tenant shall deliver to Landlord a list of the items which Landlord must complete or remediate in order to bring the Premises into compliance with the Lease and the time period within which each said item is to be completed (each of which dates shall be referred to as the “agreed completion date” for that item.  Such items on the list (“Punchlist”) shall be attached to a conditional acceptance letter to be prepared by Tenant.  If the items on the Punchlist are not completed according to the provisions of the Punchlist on or prior to the agreed completion date for each said item, Landlord shall continue to be obligated to complete each said item in accordance with the terms of the Punchlist and conditional acceptance letter, but Tenant shall be entitled to complete the uncompleted items on its own, in which event Tenant shall be entitled to set off against the Base Rent the reasonable costs of completing the items in question unless Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in completing said items, within ten (10) days following written demand by Tenant for such reimbursement. Tenant reserves the right to object to latent defects in the Premises.

46.                               Option to Renew: Landlord hereby grants to Tenant two (2) options (the “Renewal Options”) to renew this Lease Agreement for a term of three (3) years each (“Renewal Terms”), for all portions of the Premises then being leased by Tenant as of the date the applicable Renewal Term is to commence.  Each Renewal Term shall be on the same terms and conditions as set forth in this Lease Agreement, except as modified by the terms, covenants and conditions as set forth below:

a.             If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice nine (9) months prior to the expiration of the then current Term of the Lease Agreement (“Renewal Notice”).  If Tenant fails to provide such notice, Tenant shall have no right to extend or renew the Term of the Lease Agreement; provided, however, that Landlord agrees to provide Tenant with written notice of the deadline for exercising the Renewal Notice twelve (12) months prior to the expiration of the Term.  Time is of the essence with respect to the giving of such Renewal Notice.  The Renewal Notice shall be given in the manner provided in the Lease Agreement for the giving of notices to Landlord.

b.             Within ten (10) days of Landlord’s receiving Tenant’s Renewal Notice, Landlord shall notify Tenant of Landlord’s determination of the “Fair Rental Rate” to be applicable during the Renewal Term (“Landlord’s Rate Notice”).  If the Fair Rental Rate as set forth in Landlord’s Rate Notice is acceptable to Tenant, then Tenant’s exercise of said Renewal Option shall be complete.  If the Fair Rental Rate as set forth in Landlord’s Rate Notice is not acceptable to Tenant, Tenant must provide Landlord with written notice on or before thirty (30) days subsequent to the receipt of Landlord’s Rate Notice.  If Tenant has so timely objected in writing to Landlord’s Rate Notice, then Landlord and Tenant shall negotiate, in good faith, for up to an additional thirty (30) days to arrive at a mutually acceptable Fair Rental Rate, which is within the definition thereof as set forth below.  If, however, at the end of said additional thirty (30) day period Landlord and Tenant have failed to arrive at a mutually acceptable Fair Rental Rate, then Tenant, within ten (10) days after expiration of said thirty (30) day period, shall either terminate the exercise of its Renewal Option or elect to have Fair Rental Value be determined by an arbitrator in accordance with this Article.  All notices under this Paragraph shall be given in the manner provided in the Lease Agreement for the giving of notices.

c.             Upon the exercise of the Renewal Option, whether by Tenant’s acceptance of Landlord’s determination of the Fair Rental Rate as set forth in Landlord’s Rate Notice, or by a mutually acceptable negotiated Fair Rental Rate pursuant to paragraph b of this Article; then the parties shall memorialize the exercise of the Renewal Option by executing an amendment to the Lease Agreement to extend the Term of the Lease Agreement for the Renewal Term, upon the same terms and conditions herein contained; provided, however, that the monthly installments of Base Rent payable by Tenant to Landlord for the Renewal Term shall be at the Fair Rental Rate as determined by the foregoing paragraph b of this Article.

d.             For purposes of this Article, “Fair Rental Rate” means the Base Rent that a tenant would pay to a landlord under a lease containing other terms and conditions substantially as set forth herein with respect to comparable premises in a comparable building in the western suburban metropolitan area of Minneapolis, Minnesota.

e.             In the event Landlord and Tenant have not agreed on the Fair Rental Rate for the Renewal Term within thirty (30) days as set forth above, then the Fair Rental Rate shall be determined by appraisal in accordance with the rules from the American Arbitration Association.

47.          Expansion:  EXPANSION RIGHTS-FIRST REFUSAL

Subject to the terms and conditions of this Article 47, Landlord grants to Tenant a right of first refusal to lease the space within the Building located adjacent to the Premises (the “First Refusal Space’).  If Landlord enters into good faith negotiations with any third party to lease all or any part of the First Refusal Space and receives from such third party a letter of intent or similar document acceptable to Landlord in Landlord’s sole discretion to lease all or any part of the First Refusal Space, Landlord will notify Tenant of the terms and conditions of the proposed lease between Landlord and the third party and provide Tenant with a copy of the letter of intent or similar document.

If Tenant desires to lease the portion of the First Refusal Space that is the subject of the negotiations between Landlord and the third party on the same terms and conditions described in Landlord’s notice to Tenant and the letter of intent or similar document, Tenant will so notify Landlord within ten (10) business days after the date of Landlord’s notice to Tenant.  If Tenant does not so notify Landlord within the ten (10) business day period, Landlord may lease the subject portion of the First Refusal Space to the third party on only the same terms and conditions described in Landlord’s notice to Tenant and the letter of intent or similar document (or on terms and conditions more favorable to Landlord).  If Tenant notifies Landlord within the ten (10) business day period that Tenant desires to lease the subject portion of the First Refusal Space, Landlord and Tenant will proceed in good faith to negotiate an amendment to this Lease to reflect the addition of the subject portion of the First Refusal Space to the Premises; provided however that the term of the First Refusal Space shall be coterminous with the Term for the Premises.

If Tenant fails to exercise its expansion rights after receipt of Landlord’s Notice under this Article and, prior to Landlord’s execution of a lease with the third party, the terms and conditions of the transaction between Landlord and the third party change to be less favorable to Landlord than the terms and conditions described in Landlord’s notice to Tenant or the letter of intent or similar document, Landlord will notify Tenant of the revised terms and conditions.  If Tenant desires to lease the subject portion of the First Refusal Space on the revised terms and conditions, Tenant must so notify Landlord within five (5) business days after the date of Landlord’s notice.  If Tenant so notifies Landlord within the five (5) business day period, Landlord and Tenant will negotiate an amendment to this Lease.

Landlord shall be obligated to offer the First Refusal Space to Tenant pursuant to the conditions set for in this Article 47 each time Landlord attempts to lease all or any portion of the First Refusal Space.

The rights set forth herein are subordinate to the current expansion and renewal rights of the current contiguous Tenant, Pulmonetics, pursuant to the terms of the existing lease between Pulmonetics and Landlord dated March 29, 2002.

48.          Options to Terminate:  Provided (a) on or before the last day of the twenty-seventh (27th) month of the Term, Tenant delivers written notice to Landlord advising Landlord that Tenant desires to terminate this Lease as of the end of the thirty-sixth (36th) month of the Term, and (b) Tenant delivers to Landlord a payment in the amount of Six Hundred Eighty Thousand and 00/100 Dollars ($680,000.00) no later than the effective date of termination, then this Lease shall be deemed to terminate on the last day of the thirty-sixth (36th) month of the term.  Upon such termination, Tenant shall have no obligations hereunder.  If Tenant does not exercise the First Termination Option, then provided (a) on or before the last day of the fifty-first (51st) month of the initial term, Tenant delivers written notice to Landlord advising Landlord that Tenant desires to terminate this Lease as of the end of the sixtieth (60th) month of the Term, and (b) Tenant delivers to Landlord a payment in the amount of Forty-two Thousand and 00/100 Dollars ($42,000.00) no later than the effective date of termination, then this Lease shall be deemed to terminate on the last day of the-sixtieth (60th) month of the initial term.  (the “Second Termination Option”.)  Upon such termination, Tenant shall have no obligations hereunder.

49.          Directional Signage: Prior to October 1, 2002, Landlord shall provide, at its sole cost and expense, prominent directional signage to the Premises in accordance with Tenant’s instructions as to location and design.

Tenant:	Ciprico Inc.
A Minnesota corporation

Date: June 12, 2002	By:	/s/ Thomas S. Wargolet
Its: VP Finance/CFO

Landlord:	Moen Leuer Properties, Inc.
a Minnesota corporation

Date: June 12, 2002	By:	/s/ Bradley Moen
Its: Governor

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

Lot 4, Block 1

Plymouth Ponds Business Park

Third Addition

EXHIBIT B

PREMISES

EXHIBIT C

EXCLUSIONS TO OPERATING EXPENSES

Notwithstanding the forgoing, Operating Expenses shall not include the following:

(i)            repairs or other work occasioned by fire, windstorm or other casualty, to the extent that the costs thereof are reimbursed to Landlord by insurers, or would have been reimbursed had the insurance required hereunder been maintained, or by governmental authorities in eminent domain

(ii)           leasing commissions, attorneys’ fees and other expenses incurred in connection with negotiations or disputes with tenants, or prospective tenants of the Building;

(iii)          costs incurred in renovating or otherwise improving or decorating or redecorating space for tenants in the Building or other space leased or held for lease in the Building;

(iv)          Landlord’s costs of utilities, janitorial and other services sold to tenants for which Landlord is entitled to be reimbursed by tenants,

(v)           depreciation and amortization, except as specifically provided in the Lease;

(vi)          costs which under generally accepted accounting principles, consistently applied, must be capitalized;

(vii)         interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases;

(viii)        costs incurred in advertising for the Building or other marketing or promotional activity specifically and primarily designed for marketing space in the Building but excluding amenities for the benefit of existing tenants of the Building;

(ix)           employment costs of Landlord’s personnel ranking higher than the on-premises manager, provided that the allocable compensation, on the basis of time spent on the Building, of one senior property management executive may be included;

(x)            any bad debt expense or bad debt reserve.

(xi)           all costs incurred in connection with or directly related to the original construction (as distinguished from operation, repair and maintenance) of the Building;

(xii)          legal and other fees, leasing commissions, advertising expenses and other costs incurred in connection with acquisition or original development or original leasing of the Building;

(xiii)         the costs of renting or leasing anything other than items, the purchase price of which could be included in Operating Expenses hereunder;

(xiv)        all costs related to the removal of substances or materials from the Building which are presently, or at any time in the future may be, deemed hazardous;

(xv)         the cost of changes to the Building, the parking structure, or the appurtenances in compliance with any laws, statutes, ordinances, rules or directives enacted prior to the Commencement Date;

(xvi)        any charges for ground leases or other underlying leases, easements or any other similar or dissimilar use fees or other costs;

(xvii)       costs of correcting defects in the design or construction of the Building, the major Building systems or the material used in the construction of the Building (including latent defects or the inadequacy of design) or in the building equipment or appurtenances thereto;

(xviii)      the cost of any repair to remedy damage caused by or resulting from the negligence of any other tenants in the Building, including their agents, servants, employees or invitees, together with the costs and expenses incurred by Landlord in attempting to recover such costs;

(xix)         any item of cost which represents an amount paid to an affiliate of Landlord or an affiliate of any partner or shareholder of Landlord, to the extent the same is in excess of the lowest reasonable cost of said item or service in an arms length transaction;

(xx)          any and all costs (including legal fees and costs of lawsuits) associated with the operation of the business of the entity which constitutes Landlord or preservation of the Landlord’s interest in the Building;

(xxi)         any expense incurred as a result of the negligence of Landlord, its agents, servants, or employees or arising out of Landlord’s negligent failure to manage the Building consistently with the standards required by this Lease; and

(xxii)        Any holding costs relating to land held for development or future construction.

EXHIBIT D

BUILDING RULES AND REGULATIONS

1.             Any sign, lettering, picture, notice or advertisement installed on or in any part of the Property and visible from any exterior or interior common area of the Complex or from the exterior of the Property, shall be installed at Tenant’s sole cost and expense, and in such manner, character and style as Landlord may approve in writing.  Anything herein to the contrary notwithstanding, approval as to signs shall be subject to Landlord’s approval which may be withheld in Landlord’s reasonable discretion.  In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant.

2.             Intentionally Deleted.

3.             Tenant, its employees, customers, invitees and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, or stairways in and about the Complex which are used in common with other tenants and their employees, customers, guests and invitees, and which are not a part of the Property of Tenant.  Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from the Complex corridors or from the exterior of the Complex and will promptly remove any such objects upon notice from Landlord.

4.             Tenant shall not make excessive noises, cause disturbances or vibrations, use or operate any electrical or mechanical devices that emit excessive sound or other waves, disturbances or create obnoxious odors, nor operate any device/equipment for radio/television broadcasting or reception from or within the Complex or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside the Property or on the Complex.

5.             Tenant shall not waste electricity, water or air conditioning furnished by Landlord, if any, and shall cooperate fully with Landlord to ensure the most effective operation of the Complex’s heating and air conditioning systems.

6.             Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Property closed and secured after normal business hours.

7.             In no event shall Tenant bring into the Complex flammables, such as gasoline, kerosene, naphtha, benzene, explosives or any other article of intrinsically dangerous nature.  If, by reason of the failure of Tenant to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Complex shall at any time be increased, Tenant shall make immediate payment of the whole of the increased insurance premium, without waiver of any of Landlord’s other rights at law or in equity for Tenant’s breach of this lease.

8.             Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and building rules and shall not directly or indirectly make any use of the Property which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage, except as set forth in the Lease.

9.             Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s reasonable opinion tends to impair the reputation of the Complex or its desirability as a building complex for office/warehouse use, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

10.          The Property shall not be used for cooking (as opposed to heating of food), lodging, sleeping or for any immoral or illegal purpose.

11.          Unless expressly permitted by Landlord, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by Landlord shall be made for any door.  If more than two keys for one lock are desired by Tenant, Landlord may provide the same upon payment by Tenant.  Upon termination of this Lease or of Tenant’s possession, Tenant shall surrender all keys of the Property and shall explain to Landlord all combination locks on safes, cabinets and vaults.

12.          Any carpeting cemented down shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Tenant, Landlord may charge the expense incurred by removal to Tenant.

13.          The restrooms, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they are constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein.  All damages resulting from any misuse of the fixtures shall be borne by Tenant who, or whose employees, agents, visitors or licensees have caused same.  No person shall waste water by interfering or tampering with the faucets or otherwise.

14.          Tenant shall not overload any utilities serving the Property.

15.          No dog or other animal shall be allowed in the Complex.

16.          All loading/unloading, receiving/delivery of goods/supplies or disposal of garbage/refuse shall be made only through entryways provided for such purposes.  Tenant shall be responsible for any damage to the Complex or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Property, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

17.          All safes, equipment or other heavy articles shall only be used by Tenant in a manner which will not interfere with or cause damage to the Property or the Complex in which they are located, or to the other tenants or occupants of said Complex.  Tenant shall be responsible for any damage to the building or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Property, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

18.          Canvassing, soliciting, and peddling in or about the Complex is prohibited and each Tenant shall cooperate to prevent the same.

19.          Wherever in these Building Rules and Regulations the word “Tenant” occurs, it is understood and agreed that it shall mean Tenant’s associates, employees, agents, clerks, invitees, and visitors.  Wherever the word “Landlord” occurs, it is understood and agreed that it shall mean Landlord’s assigns, agents, clerks, and visitors.

20.          Landlord shall have the right to enter upon the Property at all reasonable hours for the purpose of inspecting the same.

21.          Landlord shall have the right to enter the Property at hours convenient to Tenant for the purpose of exhibiting the same to prospective Tenants.

22.          Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Complex, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines.  Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone.  All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.  No vehicles shall be parked overnight.

23.          In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Complex during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Complex and the property therein.  Landlord shall in no case be liable for damages resulting from any error or action taken with regard to the admission to or exclusion from the Complex of any person.

24.          All entrance doors to the Property shall be locked when the Property are not in use.  All common corridor doors, if any, shall also be closed during times when the air conditioning equipment in the Complex is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

25.          Intentionally Deleted.

26.          Intentionally Deleted.

27.          No awning or other projection shall be attached to the outside walls of the Complex.  No curtains, blinds, shades or screens visible from the exterior or interior common area of the Complex or visible from the exterior of the Property, shall be attached to, hung in, or used in connection with any window or door of the Property without the prior written consent of Landlord.  Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in manner approved by Landlord.

28.          Tenant and Tenant’s employees, agents, visitors and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord or Landlord’s agent may from time to time adopt.  Reasonable notice of any additional rules and regulations shall be given in such manner as Landlord may reasonably elect.

29.          Landlord reserves the right at any time to rescind, alter or waive, in whole or in part, any of these Rules and Regulations when deemed necessary, desirable, or proper, in Landlord’s reasonable judgment, for its best interest or for the best interest of the tenants of the Complex.  Tenant reserves the right to refuse compliance with any subsequent additional rules and regulations added to those agreed to at the time of signing the lease.

30.          Intentionally Deleted.

31.                               Any trash dumpsters must be kept inside the premises.

32.          No outside storage of materials is allowed. (This includes trailer storage parked longer than 96 hours.

33.          To the extent these rules are in conflict with the terms of the Lease, the terms of the Lease shall rule and govern.

EXHIBIT E

See Plans & Specifications